UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Soliciting Material Pursuant to §240.14a-12

Power3 Medical Products, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, If Other than the Registrant)

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 Power3 Medical Products, Inc.
3400 Research Forest Drive, Suite B2-3
The Woodlands, TX 77381

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD JANUARY 26, 2009

As a shareholder of Power3 Medical Products, Inc. (the “Company”), you are hereby given notice of and invited to attend in person or by proxy a Special Meeting of Shareholders of the Company to be held at the offices of the Company at 3400 Research Forest Drive, Suite B2-3, The Woodlands, Texas 77381, on Monday, January 26, 2009, at 8:00 a.m., local time, to approve an amendment to the Company’s Certificate of Incorporation increasing the authorized amount of the Company’s Common Stock, par value $0.001 (“Common Stock”), from 150,000,000 shares to 600,000,000 shares. The form of the amendment to the Certificate of Incorporation is attached to this Proxy Statement as Exhibit A (the “Certificate of Amendment”).

The board of directors of the Company (the “Board of Directors”) has fixed the close of business on December 10, 2008 as the record date for the determination of shareholders entitled to notice of and to vote at such meeting and any adjournment thereof.

You are cordially invited to attend the meeting.  However, whether or not you expect to attend the meeting, to assure your shares are represented at the meeting, please date, execute and mail promptly the enclosed proxy in the enclosed envelope, for which no additional postage is required if mailed in the United States.

By Order of the Board of Directors,

/s/ Ira L. Goldknopf
Ira L. Goldknopf, Ph.D.
President, Chief Scientific Officer and
Interim Chairman

The Woodlands, Texas
December 26, 2008

YOUR VOTE IS IMPORTANT.
PLEASE EXECUTE AND RETURN PROMPTLY THE
ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

Power3 Medical Products, Inc.
3400 Research Forest Drive, Suite B2-3
The Woodlands, TX 77381

PROXY STATEMENT

December 26, 2008

This Proxy Statement  is being furnished to shareholders of Power3 Medical Products, Inc., a New York corporation (the “Company”), for use at a Special Meeting of Shareholders to be held at the date, time and place and for the purpose set forth in the accompanying Notice of Special Meeting of Shareholders (the “Special Meeting”), or at any adjournment thereof.  The enclosed proxy is solicited on behalf of the Board of Directors of the Company (“Board of Directors”).  A shareholder executing the accompanying proxy card has the right to revoke it at any time prior to the voting thereof by notifying the Secretary of the Company in writing, executing a subsequent proxy card, or attending the Special Meeting and voting in person.  Unless a contrary choice is so indicated, all duly executed proxies received by the Company will be voted in accordance with the instructions set forth on the proxy card.  The record date for shareholders entitled to vote at the Special Meeting is the close of business on December10, 2008 (the “Record Date”).  The approximate date on which this Proxy Statement and the enclosed proxy are first being sent or given to shareholders is December 26, 2008.  As used in this Proxy Statement, unless the context requires otherwise, the terms “we,” “us,” “our,” “Company,” and “Power3 Medical” refer to the consolidated operations of Power3 Medical Products, Inc. and its majority-owned subsidiaries.

On December 10, 2008, the Board of Directors of the Company unanimously approved, subject to the approval of the shareholders of the Company, an amendment to the Company’s Certificate of Incorporation.  The Certificate of Amendment amends the Company’s Certificate of Incorporation to increase the authorized amount of the Company’s Common Stock, par value $0.001 (“Common Stock”), from 150,000,000 shares to 600,000,000 shares. The form of the amendment to the Certificate of Incorporation is attached to this Proxy Statement as Exhibit A (the “Certificate of Amendment”).

VOTING PROCEDURES

The accompanying proxy card is designed to permit each shareholder of record at the close of business on the Record Date to vote on a proposal to authorize and approve the Certificate of Amendment.  The proxy provides space for a shareholder to vote in favor of or against the Certificate of Amendment, or to abstain from voting on the Certificate of Amendment.  Approval of the Certificate of Amendment will require the affirmative vote of holders of outstanding shares having a majority of total votes present in person or represented by proxy at the Special Meeting and entitled to vote on approval of the Certificate of Amendment.

The holders of outstanding shares having a majority of the total votes entitled to vote at the Special Meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the Special Meeting.  If a quorum is not present, the Special Meeting may be adjourned by the shareholders present in person or by proxy from time to time until a quorum is obtained.  Abstentions and broker nonvotes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.  However, abstentions and broker nonvotes will have the same effect as a vote against approval of the Certificate of Amendment.

Shareholders are urged to sign the enclosed proxy card and return it promptly.  When a signed proxy card is returned with a choice specified with respect to the Certificate of Amendment, the shares represented will be voted by the proxies designated on the proxy card in accordance with the shareholder’s instructions.  The proxies for the shareholders are Ira L. Goldknopf and Helen R. Park.

If a signed proxy card is returned and a shareholder has made no specification with respect to the Certificate of Amendment, the shares will be voted FOR approval of the Certificate of Amendment.

The total outstanding capital stock of the Company as of the Record Date consisted of 149,559,044 shares of Common Stock and 1,500,000 shares of the Company’s Series B Convertible Preferred Stock, $0.001 par value (“Preferred Stock”).  Each share of outstanding Common Stock is entitled to one vote.  The 1,500,000 shares of Preferred Stock are entitled to the number of votes equal to the number of votes of all outstanding shares of Common Stock plus one.  As such, the holders of the Company’s Series B Convertible Preferred Stock will always constitute a majority of the voting rights of the Company’s shareholders.

The enclosed proxy is solicited on behalf of our Board of Directors.  The cost of soliciting proxies will be paid by us.  Our officers may solicit proxies by mail, telephone or fax.  Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of our Common Stock.

MATTER TO BE BROUGHT BEFORE THE SPECIAL MEETING

Certificate of Amendment

On December 10, 2008, the Board of Directors of the Company unanimously approved, subject to the approval of the shareholders of the Company, the Certificate of Amendment to the Company’s Certificate of Incorporation.  The Certificate of Amendment amends the Company’s Certificate of Incorporation to increase the authorized amount of Common Stock from 150,000,000 shares to 600,000,000 shares.  The Company plans to use 178,020,189 of the newly authorized shares of Common Stock for issuance under existing convertible notes, warrants and options.  In addition, under the terms of a consulting agreement between the Company and Bronco Technology, Inc., an affiliate of Helen R. Park, the Company’s Interim Chief Executive Officer, Bronco Technology’s right to receive 100,000 shares of Common Stock per month of Ms. Park’s services thereunder, is subject to an increase in the number of authorized shares of Common Stock pursuant to the Certificate of Amendment.  The Company currently has no other specific proposals, plans or arrangements with respect to the issuance of the newly authorized shares of Common Stock.

Principal Reasons for the Certificate of Amendment

The Board of Directors believes that it is advisable and in the Company’s best interests to have available additional authorized but unissued shares of Common Stock in an amount adequate to provide for the Company's future needs.  The additional shares will be available for issuance from time to time by the Company in the discretion of the Board of Directors, normally without further shareholder action (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by stock exchange rules), for any proper corporate purpose including, among other things, future acquisitions of property or securities of other corporations, stock dividends, stock splits, stock options, convertible debt and equity financing. The Certificate of Amendment is necessary, in the judgment of the Board of Directors, in order enable the Company to carry out its business objectives.

General Effects of the Certificate of Amendment

The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock.  However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current shareholders’ percentage ownership interest in the Company’s outstanding shares of capital stock.  The Certificate of Amendment will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock would remain unchanged under the Certificate of Amendment.  The outstanding shares of Preferred Stock would continue to constitute a majority of the voting rights of the Company’s shareholders.

The increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further shareholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

One of the effects of the Certificate of Amendment might be to enable the Board of Directors to render it more difficult to, or discourage an attempt to, obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management.  The Board of Directors would, unless prohibited by applicable law, have additional shares of Common Stock available to effect transactions (such as private placements) in which the number of the Company’s outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company.  Such action could discourage an acquisition of the Company that shareholders might view as desirable.

While the Certificate of Amendment may have anti-takeover ramifications, the Board of Directors believes that the financial flexibility offered by the Certificate of Amendment outweighs any disadvantages. To the extent that the Certificate of Amendment may have anti-takeover effects, the Certificate of Amendment may encourage persons seeking to acquire the Company to negotiate directly with the Board of Directors and thereby enable the Board of Directors to consider the proposed transaction in a manner that best serves the shareholders’ interests.

Effectiveness of the Certificate of Amendment

The effective time of the Certificate of Amendment will be 5:00 P.M., Eastern time, on the date that the Certificate of Amendment is filed with the Secretary of State of the State of New York or such other time as may be contemplated by the Certificate of Amendment.  The Company expects that such filing will take place on January 26, 2009.  However, the exact timing of the filing of the Certificate of Amendment, if any, will be determined by the Board of Directors.  The Board of Directors reserves the right, notwithstanding shareholder approval and without further action by the Company’s shareholders, to elect not to proceed with filing the Certificate of Amendment if, at any time prior to filing the Certificate of Amendment, the Board of Directors, in its sole discretion, determines that it is no longer in the best interests of the Company and its shareholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information as of December 10, 2008 concerning beneficial ownership of Common Stock held by (1) each person or entity known by us to beneficially own more than 5% of our outstanding Common Stock, (2) each of our directors, (3) each of our current executive officers, and (4) all of our current directors and executive officers as a group.  The information as to beneficial ownership has been furnished by our respective shareholders, directors and executive officers and, unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares beneficially owned. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities.

                Unless indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws, where applicable. Pursuant to the rules of the Securities and Exchange Commission, certain shares of our Common Stock that a beneficial owner set forth in this table has a right to acquire within 60 days following the date hereof pursuant to the exercise of options or warrants for the purchase of shares of Common Stock are deemed to be outstanding for the purpose of computing the percentage ownership of that owner, but are not deemed outstanding for the purpose of computing percentage ownership of any other beneficial owner shown in the table. Percentages are calculated based on 149,559,044 shares outstanding as of December 10, 2008.  The address for the officers and directors is our corporate office located at 3400 Research Forest Drive, Suite B2-3, The Woodlands, TX 77381.

	Shares Beneficially Owned
Name and Address	Number of Shares		Percent of Class
Ira L. Goldknopf, Ph.D. President, Chief Scientific Officer and Interim Chairman	79,417,236	(1)	35.4%
Steven B. Rash Former Chief Executive Officer and Chairman of the Board 10 Spiceberry Place The Woodlands, TX 77382	500,000	(2)	*
Marion McCormick Chief Accounting Officer	2,026,000	(3)	1.3%
Helen R. Park Interim Chief Executive Officer	10,400,000	(4)	6.3%
Able Income Fund, L.P. 198 Green Pond Road Rockaway, NJ 07866	49,655,731	(5)	26.6%
Roger Kazanowski 5881 Turnberry Commerce, MI 48382	11,176,999	(6)	7.4%
Richard J. Kraniak 101 West Long Lake Road Bloomfield, MI 48304	27,937,497	(7)	15.9%
NeoGenomics, Inc. 12701 Commonwealth Drive, Suite 9 Fort Myers, FL 33914	8,000,000	(8)	5.1%
Lourdes R. Bosquez, M.D. 31 Tapestry Forest Place The Woodlands, TX 77381	21,794,872	(9)	12.7%
All directors and executive officers, as a group (3 persons)	92,943,236	(10)	38.7%

*	Less than 1%

(1)
Includes (i) 1,671,403 shares held directly by Dr. Goldknopf, (ii) 1,500,000 shares issuable upon the conversion of an equal number of shares of Preferred Stock, (iii) 39,647,833 shares issuable upon exercise of currently exercisable warrants and (iv) 36,598,000 shares issuable upon the conversion of a currently convertible note.

(2)	Mr. Rash resigned as the Company’s Chief Executive Officer and Chairman of the Board on September 4, 2008.

(3)
Includes (i) 9,750 shares held directly by Ms. McCormick, (ii) 10,000 shares issuable upon the exercise of currently exercisable options, (iii) 1,006,250 shares issuable upon exercise of currently exercisable warrants and (iv) 1,000,000 shares issuable upon the conversion of a currently convertible note. Ms. McCormick resigned as the Company's Chief Accounting Officer on December 12, 2008.

(4)
Ms. Park became the Company’s Interim Chief Executive Officer on September 7, 2008.  Includes (i) 200,000 shares issuable to Bronco Technology, Inc. an affiliate of Ms. Park, for services rendered by Ms. Park, (ii) 200,000 shares issuable to Bronco Technology within the next 60 days pursuant to the terms of a consulting agreement with the Company, (iii) 5,000,000 shares issuable upon exercise of currently exercisable warrants and (iv) 5,000,000 shares issuable upon the conversion of a currently convertible note.

(5)
Includes (i) 12,548,369 shares directly by Able Income Fund, (ii) 1,500,000 shares issuable upon surrender of an equal number of shares of Preferred Stock, which automatically converted into Common Stock upon transfer of the Preferred Stock pursuant to the terms of the Preferred Stock (iii) 27,607,362 shares issuable upon the conversion of convertible notes and (iv) 8,000,000 shares issuable upon the exercise of currently exercisable warrants.

(6)
Includes (i) 9,376,999 shares directly by Mr. Kazanowski, (ii) 1,200,000 shares issuable upon the conversion of currently convertible notes and (iii) 610,000 shares issuable upon the exercise of currently exercisable warrants.

(7)
Includes (i) 437,500 shares directly by Mr. Kraniak, (ii) 1,000,000 shares held by Mr. Kraniak’s Roth IRA, (iii) 10,833,333 shares issuable upon the conversion of convertible notes and (iv) 15,666,664 shares issuable upon the exercise of currently exercisable warrants.

(8)	Includes 8,000,000 shares issuable upon the conversion of a currently convertible note.

(9)	Includes (i) 10,461,539 shares issuable upon the exercise of currently exercisable warrants and (ii) 11,333,333 shares issuable upon the conversion of a currently convertible note.

(10)
Includes (i) 10,000 shares issuable upon the exercise of currently exercisable options, (ii) 200,000 shares issuable to Bronco Technology, Inc. an affiliate of Ms. Park, (iii) 200,000 shares issuable to Bronco Technology within the next 60 days pursuant to the terms of a consulting agreement with the Company. (iv) 1,500,000 shares issuable upon the conversion of an equal number of shares of Preferred Stock, (v) 42,604,250 shares issuable upon exercise of currently exercisable warrants and (iv) 45,647,833 shares issuable upon the conversion of a currently convertible note.

CHANGE IN CONTROL TRANSACTIONS

Pursuant to Amended and Restated Employment Agreements executed on December 29, 2004, Dr. Goldknopf and Mr. Rash were each granted the right to receive 1,500,000 shares of Preferred Stock.  On September 6, 2007, the Company filed a Certificate of Amendment to the Company’s Certificate of Incorporation that established and created the Preferred Stock.  On or about September 9, 2007, the Company issued the shares of Preferred Stock to Dr. Goldknopf and Mr. Rash.  On or about September 4, 2008, Mr. Rash resigned from all of his positions with the Company.  According to the terms of the Preferred Stock, upon termination of his employment with the Company, Mr. Rash’s 1,500,000 shares of Preferred Stock automatically converted into 1,500,000 shares of Common Stock.  Because the shares of the outstanding Preferred Stock have the number of votes equal to the number of votes of all outstanding shares of Common Stock plus one additional vote, Dr. Goldknopf, as the sole holder of Preferred Stock, holds a majority of the voting rights of the Company’s shareholders.  As a result, the issuance of Preferred Stock to Dr. Goldknopf and Mr. Rash, and the subsequent resignation of Mr. Rash, resulted in a change in control of the Company.

INTEREST OF CERTAIN PERSONS IN CERTIFICATE OF AMENDMENT

On or about November 4, 2008, Ira L. Goldknopf, the Company’s President, Chief Scientific Officer, interim Chairman and sole director, received a convertible promissory note from the Company with an initial principal amount of $1,189,435, convertible into 39,647,833 shares of Common Stock, and warrants to purchase 36,598,000 shares of Common Stock.  The Company will not have sufficient authorized shares of Common Stock to issue upon the conversion of Dr. Goldknopf’s note, or the exercise of his warrants, unless the Certificate of Amendment becomes effective.

Under the terms of a consulting agreement between the Company and Bronco Technology, Inc., an affiliate of Helen R. Park, the Company’s Interim Chief Executive Officer, Bronco Technology’s right to receive 100,000 shares of Common Stock per month of Ms. Park’s services thereunder, is subject to an increase in the number of authorized shares of Common Stock pursuant to the Certificate of Amendment. On or about November 18, 2008, Ms. Park received a convertible promissory note from the Company with an initial principal amount of $150,000, convertible into 5,000,000 shares of Common Stock, and warrants to purchase 5,000,000 shares of Common Stock.  The Company will not have sufficient authorized shares of Common Stock to issue upon the conversion of Ms. Park’s note, or the exercise of her warrants, unless the Certificate of Amendment becomes effective.

On or about November 18, 2008, Marion McCormick, the Company’s former Chief Accounting Officer, received a convertible promissory note from the Company with an initial principal amount of $30,000, convertible into 1,000,000 shares of Common Stock, and warrants to purchase 1,000,000 shares of Common Stock.  The Company will not have sufficient authorized shares of Common Stock to issue upon the conversion of Ms. McCormick’s note, or the exercise of his warrants, unless the Certificate of Amendment becomes effective.

RIGHTS OF DISSENTING SHAREHOLDERS

The shareholders of the Company are not entitled to any rights of appraisal or similar rights of dissenters with respect to any matter acted upon or contemplated by this Proxy Statement, including the Certificate of Amendment.

FORWARD-LOOKING STATEMENTS

This Proxy Statement may contain statements deemed to be “forward-looking statements”.  Any statements that are not statements of historical fact may be deemed forward-looking statements.  Forward-looking statements are not meant to predict or guarantee actual results, performance, events, or circumstances and may not be realized because they are based upon our current projections, plans, objectives, beliefs, expectations, estimates, and assumptions and are subject to a number of risks and uncertainties, many of which are beyond our control.  Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties.  Forward-looking statements may include, without limitation, statements concerning business, financial and growth strategies and objectives, costs and earnings projections, and assumptions relating to any of these statements.  Factors that may influence forward-looking statements or cause actual results to differ materially from those described or anticipated by the forward-looking statements may include, without limitation, inability to obtain adequate financing for the Company, increased competition, results of arbitration and litigation, and stock volatility and illiquidity.

Because of the risks and uncertainties related to these factors and the forward-looking statements, readers are cautioned not to place undue reliance on the forward-looking statements.  There can be no assurance that any events or results described in any forward-looking statement will actually occur or be achieved.  We undertake no obligation to publicly revise the forward-looking statements to reflect events or circumstances that arise after the date hereof or to reflect the occurrence of unanticipated events or circumstances.  Readers should carefully review the risk factors described above and in other documents filed by the Company with the Commission.

SHAREHOLDER PROPOSALS FOR THE COMPANY’S NEXT ANNUAL MEETING

You may submit proposals, including director nominations, for consideration at future shareholder meetings.  We expect to hold our 2009 Annual Meeting of Shareholders in or around July 16, 2009.  Our shareholders may submit proposals that they believe should be voted upon at the 2009 Annual Meeting consistent with regulations of the Securities and Exchange Commission and our bylaws.

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, some shareholder proposals may be eligible for inclusion in our 2009 proxy statement.  Any such shareholder proposals must have been submitted in writing to and received by our Corporate Secretary at 3400 Research Forest Drive, Suite B2-3, The Woodlands, Texas 77381 no later than March 18, 2009.  The submission of a shareholder proposal does not guarantee that it will be included in our proxy statement.

                A shareholder may also submit a proposal, including a director nomination, for consideration outside of Rule 14a-8.  Any such shareholder proposal to be considered at the Annual Meeting must be submitted in writing to and received by our Corporate Secretary not later than the close of business on May 16, 2009 nor earlier than the opening of business on March 16, 2009; provided, however, that in the event that the annual meeting is called for a date that is not within 45 days before or after July 16, 2009, notice by the shareholder to be timely must be so received not earlier than the opening of  business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public  announcement of the date of the annual meeting is first made by the Company.

The submission of a shareholder proposal does not guarantee that it will be presented at the Annual Meeting.  Shareholders interested in submitting a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable federal securities laws and the our bylaws, as applicable.

By Order of the Board of Directors,

Dated: December 26, 2008	/s/ Ira L. Goldknopf
Ira L. Goldknopf, Ph.D.
President, Chief Scientific Officer and
Interim Chairman

POWER3 MEDICAL PRODUCTS, INC.

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD JANUARY 26, 2009

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned shareholder of Power3 Medical Products, Inc. (the "Company") hereby appoints Ira L. Goldknopf and Helen R. Park or any of them, with full power of substitution, as proxies to cast all votes, as designated below, which the undersigned shareholder is entitled to cast at the special meeting of shareholders to be held at the offices of the Company at 3400 Research Forest Drive, Suite B2-3, The Woodlands, Texas 77381, on Monday, January 26, 2009, at 8:00 a.m., local time upon the following matter.

Proposal to authorize and approve the Certificate of Amendment:

[   ]           FOR                      [   ]           AGAINST                     [   ]           ABSTAIN

(continued and to be dated and signed on reverse side.)

(continued from other side)

This proxy, when properly executed, will be voted as directed by the undersigned shareholder and in accordance with the best judgment of the proxies as to other matters.  IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL.

The undersigned hereby acknowledges prior receipt of the notice of special meeting of shareholders and proxy statement dated December 26, 2008, and hereby revokes any proxy or proxies heretofore given.  This Proxy may be revoked at any time before it is voted by delivering to the Secretary of the Company either a written revocation of proxy or a duly executed proxy bearing a later date, or by appearing at the special meeting of shareholders and voting in person.

If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

Date: __________________

____________________________________________
Signature of Shareholder or Authorized Representative

Please date and sign exactly as name appears hereon.
Each executor, administrator, trustee, guardian, attorney-
in-fact and other fiduciary should sign and  indicate
his or her full title. In the case of stock ownership in the name of two or more persons, all  persons should sign.

Exhibit A

CERTIFICATE OF AMENDMENT OF
RESTATED CERTIFICATE OF INCORPORATION
OF
POWER3 MEDICAL PRODUCTS, INC.

Under Section 804 of the New York Business Corporation Law

The undersigned, being the President of Power3 Medical Products, Inc., a corporation organized and existing under the laws of the State of New York (the “Corporation”), hereby certifies as follows:

A.           The name of the Corporation is Power3 Medical Products, Inc.

B.           The Certificate of Incorporation of the Corporation, as amended, is hereby amended to increase the total number of authorized shares of Common Stock of the Corporation by deleting the first paragraph of Article IV and substituting the following in lieu thereof:

“The aggregate number of shares of capital stock that the Corporation shall have authority to issue is Six Hundred Fifty Million (650,000,000), of which Six Hundred Million (600,000,000) shares shall be Common Stock, having a par value of $.001 per share, and Fifty Million (50,000,000) shares shall be Preferred Stock, having a par value of $.001 per share.”

C.           The Board of Directors of the Corporation has duly adopted resolutions setting forth the above-referenced amendment, declaring such amendment to be advisable, and calling for a vote of the shareholders of the Corporation on such amendment.

D.           The shareholders of the Corporation duly approved the above-referenced amendment by written consent.

E.           This Certificate of Amendment of Restated Certificate of Incorporation shall become effective upon its filing with the Secretary of State of the State of New York.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed as of January 26, 2009.

POWER3 MEDICAL PRODUCTS, INC.

____________________________________
Ira L. Goldknopf, President